As filed with the Securities and Exchange Commission on May 3, 2002
                                          SEC Registration No. 333-87108

             U.S. Securities and Exchange Commission
                      Washington, D.C. 20549

                          FORM SB-2/A
                       Amendment No. 1
                      REGISTRATION STATEMENT
                 UNDER THE SECURITIES ACT OF 1933


                        JAVA EXPRESS, INC.
          ______________________________________________
          (Name of Small Business Issuer in its Charter)


Nevada                              5812                    88-0515333
_______________________   ___________________________   _____________________
(State or jurisdiction   (Primary Standard Industrial   I.R.S. Employer
of incorporation          Classification Code Number)   Identification No.)


              3960 Howard Hughes Parkway, 5th Floor
                       Las Vegas, NV 89109
                          (702) 990-3893
    _____________________________________________________________________
         (Address  and telephone number principal executive offices)


                                Same as above
   _______________________________________________________________________
             (Address of principal place of business or intended
                         principal place of business)


                                Same as above
   _______________________________________________________________________
          (Name, address and telephone number of agent for service)

                               With copies to:
                         Michael Labertew
               4685 South Highland Drive, Suite 202A
                    Salt Lake City, Utah 84117
                          (801) 424-3555

     Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration
Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/


                      CALCULATION OF REGISTRATION FEE
______________________________________________________________________________

                                    Proposed        Proposed
Title of each                       maximum         maximum         Amount of
class of securities  Amount to      offering price  aggregate       registra-
to be registered     be registered  per unit        offering price  tion fee
-------------------- -------------  --------------- --------------- ---------
 Common               2,000,000     $   .05         $    100,000    $ 9.20
_____________________________________________________________________________

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                            PROSPECTUS

                        JAVA EXPRESS, INC.
              3960 Howard Hughes Parkway, 5th Floor
                       Las Vegas, NV 89109

                        2,000,000 Shares  - Common stock

       This is Java Express Inc.'s initial public offering.
             We are offering 2,000,000 common shares.
           The public offering price is $.05 per share.

          We have no public market for our common stock.
        ____________________________________________________________

            Investing in our common stock involves risks which are described in the "Risk Factors" section beginning on page 4 of this prospectus.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and
            Exchange Commission is effective.    This prospectus is
            not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

       _______________________________________________________________

     The shares are being sold by our company through a registered representative with the state of Nevada, in a self-underwritten or "best efforts" offering of 2,000,000 shares. There is no minimum proceeds in this offering and proceeds are available to us immediately upon receipt. The price of our shares in this offering has been arbitrarily determined. To purchase shares in this offering, you must purchase at least 100 shares. The offering will terminate 90 days from the effective date unless extended by management for an additional 90 days, regardless of whether maximum proceeds are received. The offering may be terminated prior to that date at the discretion of management.

                                                        Per share  Total
                                                        ---------  ---------
Public offering price per share.......................  $    .05   $ 100,000
Commissions per share ................................  $    -0-   $  -0-
Proceeds to Java Express    ..........................  $    .05   $ 100,000





            The date of this prospectus is ____________________, 2002



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


                        TABLE OF CONTENTS


Prospectus Summary..........................................................3

Risk Factors................................................................4

Forward-looking Statements..................................................8

Use of Proceeds.............................................................9

Determination of Offering Price............................................10

Dilution...................................................................10

Selling Security Holders...................................................11

Plan of Distribution.......................................................12

Legal Proceedings..........................................................13

Directors, Executive Officers, Promoters and Control Persons...............13

Security Ownership of Certain Beneficial Owners and Management.............15

Description of Securities..................................................16

Experts....................................................................17

Disclosure of Commission Position of Indemnification for Securities Act
Liabilities................................................................17

Organization Within the last Five Years....................................17

Description of Business....................................................17

Management's Discussion and Analysis or Plan of Operation..................26

Description of Property....................................................27

Certain Relationship and Related Transactions..............................27

Market for Common Equity and Related Stockholder Matters...................28

Executive Compensation.....................................................31

Changes In and Disagreements with Accountants..............................31

Financial Statements.......................................................31

Outside Back Cover Page of Prospectus......................................42

Exhibit A: Subscription Agreement..........................................43

                        PROSPECTUS SUMMARY

     You should read the entire prospectus carefully, especially the risks of purchasing our common stock discussed under "Risk Factors."

The Company
-----------

     We were incorporated on December 14, 2001 in the state of Nevada under the name Java Express, Inc. for the purpose of selling coffee and other related items from retail coffee shop locations to the general public. Our initial business plan is to open a "walk-up" coffee kiosk on the Las Vegas strip or other suitable location in that vicinity. We are a development stage company with no operations or revenues.

     Our principal executive offices are located at 3960 Howard Hughes Parkway, 5th Floor, Las Vegas, NV 89109; our telephone number is (702) 990-3893.

The Offering
------------

2,000,000 common shares at a public offering price of $.05 per share
                   Maximum proceeds - $ 100,000
                       No minimum proceeds

  *    Common stock outstanding prior to offering.........  4,000,000 shares
  *    Common stock offered by us.......................... 2,000,000 shares
  *    Common stock outstanding after offering if 25% sold  4,500,000 shares
  *    Common stock outstanding after offering if 50% sold  5,000,000 shares
  *    Common stock outstanding after offering if 100% sold 6,000,000 shares

Use of Proceeds

     The proceeds in this offering will be used for opening a coffee kiosk in Las Vegas, Nevada as follows:

                                               Assuming maximum
                                               proceeds of $100,000
                                               -------------------
            Offering Costs......................$     10,000
            Lease space.........................$     12,000
            Kiosk & Equipment...................$     40,000
            Supplies............................$     10,000
            Working Capital.....................$     10,000
            Office rent.........................$      6,000
            Salaries............................$     12,000
                                                      ------
                  Total............ ............$    100,000
                                                     =======


     In this prospectus, reference to "we", "our" and "us" refers to Java Express, Inc.

                           RISK FACTORS

     The following are risk factors which are directly related to our business, financial condition, and this offering. Investing in our securities involves a high degree of risk and you should not invest in the securities offered unless you can afford to lose your entire investment.

Risks related to our financial condition
----------------------------------------

   . We have no operating history so it will be difficult for you to evaluate an investment in our common stock; we do not know whether we will be able to operate our coffee kiosk business profitably.

     We were formed on December 14, 2001, and since that time our business activities have been limited to start-up and development activities. We have not yet commenced our primary business purpose and there is no assurance we will be successful in the establishment, operation, and profitability of our proposed business of a walk-up coffee kiosk. We have no revenues and we will likely operate at a loss until our coffee kiosk is constructed and operated; there is no assurance that we will be successful in achieving revenues through our coffee kiosk. It will therefore be more difficult for you to evaluate the investment potential in a start-up company such as ours than in a company with an operating history. As a new company we face risks and uncertainties relating to our ability to successfully implement our business strategy. You must consider the risks, expenses and uncertainties that an early stage company like ours faces. If we cannot address these risks and uncertainties or are unable to execute our business strategy, our company may not be successful, which could reduce the value of your investment. You run the risk of losing all or part of your investment.

   . We need the proceeds from this offering to construct our specialty coffee kiosk and commence business; in addition, unless we can raise capital in this offering, we may be unable to continue in business.

     We have limited assets which include approximately $32,000 in cash. We need the proceeds from this offering to commence and complete construction of our coffee kiosk in order to commence our proposed business operations. In addition, as disclosed in Note 3 to our financial statements included in this prospectus, we do not have an established source of revenues sufficient to cover our operating costs to allow us to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to complete this offering.

   . Initial losses from operations may require us to seek additional capital; we will also need additional capital if we wish to expand.

     We currently anticipate that the net proceeds from the offering, together with available funds of approximately $32,000, will be sufficient to meet our anticipated needs for at least the next 12 months. Because we expect to generate losses for the first several months after construction of the coffee kiosk, income from our operations may not be sufficient to meet our needs after that period. Nor do we anticipate that revenues from operations, if any, would be sufficient to promote any expansion and placement of additional kiosks. We may seek to raise additional funds in the future in order to fund any growth, more aggressive marketing programs or the acquisition of complementary businesses. In addition, if less than maximum proceeds are obtained, we may be required to solicit additional funds. Obtaining additional financing will be subject to a number of factors including:

        -  market and economic conditions;
        -  our financial condition and operating performance; and
        -  investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive for us.

Risks related to our business
-----------------------------

   . Our officers have only limited experience in the operation of specialty coffee shops; we will be reliant on one of our officers to implement our business plan and day to day operations.

     Although our present management has some experience in coffee specialty coffee shops, only one of our present management, Lance Musicant, will be responsible for implementing our business plan as well as our day to day operations at our first kiosk. If Lance Musicant cannot successfully implement our plan or becomes unwilling or unable to oversee the operations of our initial coffee kiosk, our business could fail. The proceeds from this offering will likely not be sufficient to allow us to hire other experienced personnel to manage the coffee kiosk operations.

   . We will be competing with other well-known coffee companies for our location and for business; we may miss our opportunity to lease a favorable location on the Las Vegas strip at a affordable price.

    Although management believes we can lease a kiosk spot on the Las Vegas strip for a reasonable price, other coffee companies are aggressively pursuing establishment of kiosks in that same vicinity. Starbucks already has 9 coffee kiosks and 28 full service stores in Las Vegas, and intends to open more. Other coffee companies are also aggressively pursuing "walk up" coffee kiosks
in Las Vegas.   By the time we have received proceeds in this offering, the favorable locations may not be available or, if available, not at lease price favorable to our business plan. Even if we succeed in establishing a kiosk in a prime location on the strip we will experiencing intense competition from Starbucks and other well known coffee companies which have substantially greater financial resources, experience and marketing organizations. Our ability to compete will depend on our ability to obtain customers, by attracting them to our coffee kiosk(s) from one or more of our competitors such as Starbucks, Einstein's Bagels and local "coffee shops" and "bagel shops", all of which have greater name recognition and experience. We may not be able to compete successfully or achieve profits.

   . We may not be able to develop awareness of our brand name which will be important to our success.

     If we fail to successfully promote and develop an awareness of our brand name, or encounter legal obstacles which prevent our continued use of our brand name, our revenues and the value of your investment could be materially adversely affected. We believe that building awareness of our brand name is critical to achieving acceptance of our business. Brand recognition is a key differentiating factor among specialty coffee houses. In order to build and maintain brand awareness, we must succeed in our marketing efforts, and provide high quality services and products. Failure to successfully build and maintain awareness of our brand name could reduce the value of your investment.

   . Our directors and officers will only devote part time efforts to this business due to other business interests they have.

     The amount of time which each of our officers and directors will devote to our business will be limited. Allen Musicant will devote approximately 5 - 10 hours per week; Lance Musicant who will devote 50-100% of his time. Both individuals have other business interests. The hours they devote to our business may not be sufficient to fully develop our business. There exists, potential conflicts of interest, including, among other things, time, effort and corporate opportunity involved with participation in other business entities. We have no agreements with our officers and directors as to how they will allocate either their time to us nor how they will handle corporate opportunities. At this time, none or our officers and directors are involved with a business, which would benefit from the same type of corporate opportunity as Java Express, Inc.

    . Both the national and local economy may adversely affect our business.

      Specialty coffee retail stores depend to some degree on a strong local economy. Specialty coffee purchases are a consumer item and their sales rise and fall in proportion with consumer confidence, unemployment rates, business vitality in the local region and other factors. We cannot be expected to predict economic cycles or their effect on sales and earnings. There are many factors outside our control that may adversely affect our business, one of which involves general economic effects of the normal business cycle of growth followed by recession. The Las Vegas economy in particular is strongly tied to tourism and travel industries which have suffered setbacks since September 11 and continue to fluctuate.

Risks related to this offering, our stock price, and corporate control
----------------------------------------------------------------------

   . We may use the proceeds of this offering in ways which do not increase revenues.

     Investors are relying on management's discretion in the use of proceeds from this offering; management's uses of proceeds may not result in revenues to us. If management uses the proceeds of this offering for purposes which do not result in increasing our revenues, the value of your investment could be reduced.

   . We have no public market for our stock and there is no assurance one will develop; you may have difficulty liquidating your investment.

     There is no public market for our shares of common stock. Although we intend to apply for listing on the NASD OTC Bulletin Board (or the NASD Bulleting Board Exchange when and if it is established) as soon as we meet listing requirements, there is no assurance that we will be granted a listing. If we are granted a listing, there is no assurance that a market for our common shares will develop. If a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per share investors pay in this offering; in fact, the price of our shares in any market that may develop could be significantly lower. Investors in this offering may have difficulty liquidating their investment.

   . Our stock price was determined arbitrarily and may be different than any fluctuating market prices.

     If you purchase shares of our common stock in this offering, you will pay a price of $.05 per share that was not established in a competitive market, but was determined arbitrarily by us. It bears no relationship to our assets, shareholders' value or any other recognized criteria of value, and should not be considered to be an indication of our actual value. The price of the common stock that will prevail in any market that develops after the offering may be higher or lower than the price you paid. The stock market in general, has been volatile and has experienced fluctuations that have often been unrelated or disproportionate to the operating performance of companies like ours. The market price of our common stock could be volatile and subject to wide fluctuations in response to many factors, some of which are largely beyond our control. These factors include:

           -  quarterly variations in our results of operations;
           -  adverse business developments;
           - changes in financial estimates by any securities analysts which might choose to follow our common stock;
           - investor perception of us and the specialty coffee house business in general;
           - announcements by our competitors of new products and services; and
           -  general economic conditions.

   . Our shares may be considered a "penny stock" within the meaning of Rule 3a-51-1 of the Securities Exchange Act which will affect your ability to sell your shares; "penny stocks" often suffer wide fluctuations and have certain disclosure requirements which make resale in the secondary market difficult.

     Our shares will be subject to the Penny Stock Reform Act, which will affect your ability to sell your shares in any secondary market which may develop. If our shares are not listed on a nationally approved exchange or the NASDAQ, do not meet certain minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a "penny stock". Broker-dealer practices, in connection with transactions in "penny stocks", are regulated by the SEC. Rules associated with transactions in penny stocks include the following:

           -  the delivery of standardized risk disclosure documents;
           - the provision of other information such as current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the customers account;
           - written determination that the penny stock is a suitable investment for purchaser;
           -  written agreement to the transaction from purchaser.

     These disclosure requirements and the wide fluctuations that "penny stocks" often experience in the market may make it difficult for you to sell your shares in any secondary market which may develop. Penny stock rules are discussed in more detail on page 28 of this prospectus.

   . Our officers, sole director and affiliates control a significant portion of our stock which gives them significant influence on all matters requiring stock holder approval; they could prevent transactions which would be in the best interests of the other stockholders.

     Officers, sole director and existing stockholders, whose interests may differ from other stockholders, will have the ability to exercise significant control over us. Our officers and sole director and entities affiliated with them will, in the aggregate, beneficially own approximately 66% of our common stock following this offering in the event the maximum offering is sold, assuming they do not purchase any of the shares in the offering. These stockholders will be able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of Java Express, Inc. These individuals could prevent transactions, which would be in the best interests of the other shareholders. The interests of our officers and directors may not necessarily be in the best interests of the shareholders in general.

   . You will suffer an immediate and substantial dilution to your investment if you purchase shares in this offering.

     Investors purchasing shares in this offering will incur immediate and substantial dilution in their investments. The initial public offering price per share will exceed our net tangible book value per share. See "Dilution" for a calculation of the extent to which your investment will be diluted.

   . There is no minimum offering and no assurance that the $100,000 offering amount in this self-underwritten offering will be sold; failure to receive maximum proceeds could result in an inability to achieve our business goals over the next year and could reduce the value of your investment.

     We currently anticipate that the net maximum proceeds from the offering ($100,000), together with available funds, will be sufficient to meet our anticipated needs for at least the next 12 months The shares are being sold by the company through our registered representative in Nevada under the direction of the company President, Lance Musicant, in a self-underwritten public offering of 2,000,000 shares. No individual or firm is committed to purchase or take any of the shares. There is no assurance that any portion of the shares will be sold. There is no minimum in this offering and no escrow of funds, which are available to us immediately upon receipt. This means your investment will not be returned if we do not raise the full $100,000. If we do not succeed in achieving proceeds of $100,000, we may not have sufficient funds to effect our business plan and we will need to make other adjustments to our proposed use of proceeds and our business plan. Even assuming maximum proceeds, if we do not succeed in seeing revenues from operations in the next twelve months, we may require additional funding which may not be available when needed. If we are able to raise additional funds and we do so by issuing equity securities, you may experience significant dilution of your ownership interest and holders of these securities may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could limit our flexibility in making business decisions. Failure to achieve maximum proceeds in this offering and/or the need for additional future financing could reduce the value of your investment.


                    FORWARD-LOOKING STATEMENTS

     Many statements made in this prospectus under the captions "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis or Plan of Operations", "Business" and elsewhere are forward-looking statements that are not based on historical facts. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements including those discussed under "Risk Factors."
The forward-looking statements presented in this prospectus are based on events through the date on which the statements are made.

                         USE OF PROCEEDS

     The net proceeds to be realized by us from this offering, after deducting estimated offering related expenses of $10,000, will be approximately $90,000 if all shares are sold. It is possible that we will not sell any shares in the offering. We believe that we must sell at least 25% of our offering ($25,000) to begin putting our business plan into effect although such amount will be insufficient to meet our needs over the next 12 months unless we achieve revenues from operations almost immediately. We believe we need to raise maximum proceeds to most effectively implement our business plan and less than that amount will require us to limit our compensation to Mr. Musicant for operating our first coffee kiosk (which will be accrued) and limit our ability to operate at a loss in our initial phase of operations.

     We propose to use the net proceeds as follows, in order of priority:

                                Assuming sale    Assuming sale   Assuming sale
                                of 100% or       of 50% or       of 25% or
                                2,000,000        1,000,000       500,000
Description                     Shares           shares          shares
------------                    --------------  -------------   -------------
Estimated Offering Expense......$      10,000   $     10,000    $     10,000
Lease of space for kiosk(1).....       12,000          6,000           2,000
Kiosk and equipment(2)..........       40,000         24,000          10,000
Supplies........................       10,000          4,000           3,000
Working Capital (3).............       10,000              0               0
Salaries(4).....................       12,000          6,000               0
Office rent(5)..................        6,000              0               0
                                --------------  -------------   -------------
      Total.....................$     100,000   $     50,000    $     25,000
                                ==============  =============   =============


    (1) Space will be leased on which to place a kiosk on the Las Vegas strip or other appropriate place; management expects to pay approximately $1,000 per month in a one year minimum lease; if less than minimum proceeds are received, we may need to rely on cash flows from operations to pay monthly lease payments.

    (2) Estimated cost of building one Java Express coffee kiosk is $40,000 including purchase of the specialized coffee/espresso machines. If less than the maximum proceeds are received, we will be required to utilize all or a portion of our cash on hand, approximately $32,000 as of the date of this prospectus, for constructing and equipping of the kiosk.

    (3) The working capital reserve may be used for general corporate purposes and as a reserve if we encounter a negative cash flow situation during our initial operations.

    (4) Salary will be provided to an officer and director, Lance Musicant, who will operate the kiosk. Mr. Musicant will receive $1,000 per month from the offering proceeds if maximum proceeds are received and proportionately less if less than maximum proceeds are received (while accruing the difference). Mr. Musicant will receive additional compensation out of revenues from operations, if any, or through a percentage of the profits, as determined by our Board of Directors.

    (5) Our president will be compensated $500 per month for providing us with office space in his home provided maximum proceeds are received; if less than maximum proceeds are received, payments will be deferred and paid at a later date.

     The amounts set forth in the use of proceeds table merely indicate the proposed use of proceeds, and actual expenditures may vary substantially from these estimates depending upon market and economic conditions once operations are commenced. We may, in the future, seek additional funds through loans or other financing arrangements.


                 DETERMINATION OF OFFERING PRICE

     As of the date of this prospectus, there is no public market for our common stock. The offering price of for our shares was determined arbitrarily by us and should not be considered an indication of the actual value of our company or our shares of common stock. It was not based on any established criteria of value and bears no relation to our assets, book value, earnings or net worth. In determining the offering price and the number of shares to be offered, we considered such factors as the price paid by our initial investors, our financial condition, our potential for profit and the general condition of the securities market.

     The offering price of $0.05 per share was decided on by us because we believe that the price of $0.05 per share will be the easiest price at which to sell the shares. The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid. There is also no assurance that an active market will ever develop in our securities. You may not be able to resell any shares you purchased in this offering following this offering. Our common stock has never been traded on any exchange or market prior to this offering.

                             DILUTION

Dilution to new investors
-------------------------

      We have a net tangible book value of $38,500 or $0.01 per share. Pro Forma net tangible book value per share represents our total tangible assets less our total liabilities divided by the number of shares of our common stock outstanding.

      Pro forma net tangible book value dilution per share represents the difference between the amount paid per share by purchasers of common stock in this offering and the pro forma net tangible book value per share of common stock as adjusted to give effect to this offering. If all 2,000,000 shares are sold, there would be a total of 6,000,000 shares issued and outstanding. If the maximum 2,000,000 shares are sold, the net proceeds to us after deducting offering costs of $10,000 would be $90,000. Adding the net proceeds to the net tangible book value, our total net tangible book value would be $128,500 Dividing our net worth by the number of shares outstanding discloses a per share book value of approximately $0.02 per share. Therefore, the shareholders who purchased pursuant to the offering will suffer an immediate dilution in the book value of their shares of approximately $0.03 or approximately 60.0% and the present shareholders will receive an immediate book value increase of approximately $0.01 per share.

     The following table sets for information on dilution to new shareholders presuming 100%, 50% and 25% of maximum proceeds are received.

                                                      100%        50%      25%
                                                   --------  -------- --------
Initial public offering price per share............$   0.05  $   0.05 $   0.05
Net tangible book value after offering.............$128,500  $ 78,500 $ 53,500
Net tangible book value per share after offering...$   0.02  $  0.015 $  0.013
Increase of net tangible book value after offering.$   0.01  $  0.005 $  0.003
Dilution per share to new shareholders.............$   0.03  $  0.035 $  0.037
Increase to current shareholders...................$   0.01  $  0.005 $  0.003
Percentage of dilution to new investors............    60%        70%     74%

Note: Investors should be aware that their proportionate dilution will increase as less shares are subscribed for.

Comparative data
----------------

     As of the date of this offering, we have 4,000,000 shares issued and outstanding for which our initial investors/founders paid $53,079.

     The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering assuming all 100% or 2,000,000 shares are sold; 50% or 1,000,000 shares are sold and 25% or 500,000 shares are sold:


                                                           Total consideration paid
                       Total shares owned after offering   after offering
                       ---------------------------------   --------------------------------
                                     Percentage of total                           Price per
Shareholders           # of shares   outstanding shares    Amount    Percentage    Share
---------------------  -----------   -------------------   --------- ----------    ---------
Current if 100% sold    4,000,000        66.67%            $ 53,079    34.67%      $ 0.01
New if 100% sold        2,000,000        33.33%            $100,000    65.33%      $ 0.05
---------------------  -----------   -------------------   --------- ----------    ---------
 Total                  6,000,000         100%             $153,079      100%
                        =========         ====             ========      ====


Current if 50% sold     4,000,000        80.00%            $ 53,079    51.49%      $ 0.01
New if 50% sold         1,000,000        20.00%            $ 50,000    48.51%      $ 0.05
---------------------  -----------   -------------------   --------- ----------    ---------
 Total                  5,000,000         100%             $103,079      100%
                       ===========       =====             =========    =====


Current if 25% sold     4,000,000        85.00%            $ 53,079    67.98%      $ 0.01
New if 25% sold           500,000        15.00%            $ 25,000    32.13%      $ 0.05
---------------------  -----------   -------------------   --------- ----------    ---------
 Total                  4,500,000         100%             $ 78,079      100%
                       ===========       =====             =========    =====

                     SELLING SECURITY HOLDERS

     There are no selling security holders in this offering.

                       PLAN OF DISTRIBUTION

How this offering will be sold
------------------------------

     We will sell shares of our common stock according to this prospectus directly to any and all suitable investors in approved states in which these securities are registered or are exempt from registration. This is a self-underwritten offering with 2,000,000 shares offered. We will sell the shares through our registered representative in the state of Nevada under the direction of our president and sole director, Lance Musicant. Our representative is registered in the State of Nevada as an issuer/agent and qualifies for the exemption from registration as a broker dealer under Rule 3a4-1 of the Exchange Act because:

     * he will not receive commissions or other offering remuneration of any kind for selling shares in this offering;

     *  he is not subject to statutory disqualification;

     *  he is not currently associated  with a broker/dealer firm;

     * and he meets the qualifications of subparagraph (a)(4)(ii): he was not a broker/ dealer or associated person in the preceding 12 months and he does not intend to participate in selling an offering of securities of any issuer more than once every 12 months.

     We will not accept any subscriptions or payment until the registration statement which this prospectus is made a part of is declared effective by the Securities and Exchange Commission.

No commitment for purchase of shares; No escrow of funds
--------------------------------------------------------

     No one has committed to purchase or take any of the shares offered. In the event that the 2,000,000 shares having a gross subscription price of $100,000 are not sold within 90 days from the date of this prospectus, we may extend this offering for an additional 90 days. We are not escrowing funds and there is no minimum in this offering. All proceeds raised will be immediately available for our use upon receipt. No funds will be returned to investors if we do not achieve $100,000 in proceeds.

     The shares are offered subject to prior sale, when, as, and if delivered to and accepted by us, and subject to approval of some matters by legal counsel. We reserve the right to withdraw, cancel or modify such offer and to reject any offer in whole or in part. Delivery of the shares will be made to investors as soon as practicable upon acceptance of cash.

How to subscribe
----------------

     In order to purchase shares in this offering, you must subscribe to purchase a minimum of at least 100 shares. No maximum purchase amount has been set by us.

     If you desire to subscribe for shares in this offering, you must complete a subscription agreement and pay the entire subscription amount in wire transferred funds, cash, check or money order upon subscribing. You must deliver the subscription agreement directly to our president Lance Musicant. Checks must be made payable to "Java Express, Inc."

     By signing the subscription agreement, you are making a binding offer to buy shares. The subscription agreement also constitutes your agreement to indemnify us against liabilities incurred because of any misstatements and omissions you make in the subscription agreement. All subscriptions are subject to acceptance by us.

    You are urged to consult your own counsel and accountant with respect to the merits of an investment in the shares.

Purchases by officers, directors and principal shareholders
-----------------------------------------------------------

     Our officers, directors and principal shareholders and persons associated with them may purchase some of the shares being offered according to this prospectus, not to exceed 33% of the shares sold in this offering. Any securities purchased by our officers, directors, and principal shareholders will be purchased for investment purposes only and not for the purpose of redistribution. Moreover, it is not intended that the proceeds from this offering will be utilized, directly or indirectly, to enable anyone, including officers and directors, to purchase the shares offered.

     Purchases of shares by officers and directors will result in management
increasing its control of Java Express, Inc.   Consequently, this offering
could close with a greater percentage of shares being held by present management and with lesser participation by the other investors than would otherwise be the case.

                        LEGAL PROCEEDINGS

     There are no legal proceedings or pending litigation to which we are a party, or against any of our officers or directors as a result of their capacities with us, and we are not aware of any threat of such litigation. We are not aware of any proceeding involving us that a governmental authority may be contemplating.

   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of officers and directors
----------------------------------------

Name                      Age    Position                       Since
------------------------ ------- ------------------------ --------------
Lance Musicant             41    Director, President &     December 2001
                                 Secretary, CFO, CEO
Allen Musicant             62    Vice-President            December 2001

     The term of office for each Director is one year, or until his successor is elected and qualified at our annual meeting of shareholders, subject to ratification by the shareholders. The term of office for each officer is one year or until a successor is elected and qualified and is subject to removal by the Board of Directors. Our Board of Directors currently consists of only one director.

Business experience of officers and directors
---------------------------------------------

     Lance Musicant serves as our President and Chairman of The Board of Directors, and has done so since inception of our company. Mr. Musicant has been the managing partner of Musicant management since 1996. Among other responsibilities he successfully started a coffee house and managed the daily operations. Mr. Musicant has a BS in Computers and a masters in business administration. He graduated SUMMA CUM LAUDE with honors in 1982 and 1990 respectively from the University of San Moritz in London, England.

    Allen Musicant, serves as our Vice-President and Treasurer, and has done so since inception of our company. Mr. Allen Musicant has been the administrative partner of Musicant management since 1996. In addition to his duties as an officer of our company Mr. Musicant also works as a part-time tax and book keeping accountant. He has worked at this occupation for the past seven years since March of 1995. Allen Musicant attended Orange Coast College in Los Angeles California.

Involvement in other public companies.
-------------------------------------

     There are no involvements of any of our officers and directors in any public companies.

Significant employees
---------------------

     We do not intend to hire an office staff. We believe that the company can be effectively managed by our officers and directors.

     It is anticipated that the majority of those functions will be performed by Lance Musicant who will devote from to approximately 50% - 100% of his time to our business; Allen Musicant will devote such time to us as is necessary for corporate formalities.

No involvement in certain legal proceedings
-------------------------------------------

     During the past five years, neither of our executive officers/director:

* has filed a petition under federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

* was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

* was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting his/her involvement in any type of business, securities or banking activities;

* was found by a court of competent jurisdiction in a civil action, by the Securities and Exchange Commission or the Commodity Futures Trading Commission, to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated.

Family relationships
--------------------

     Lance Musicant and Allen Musicant are brothers.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, the common stock ownership of each person known by us to be the beneficial owner of 5% or more of our common stock. It also sets forth, the common stock ownership of each director and executive officer, and all of our officers and directors as a group. Each person has sole voting and investment power with respect to the shares shown.

                                          Percentage of outstanding
                                          shares of common stock
                                          --------------------------
Name, address              No. of         Before          After
and position               shares(2)      offering        offering(3)
-------------------------- -------------- --------------- -------------------
Lance Musicant (1)        1,000,000        25.00%          17.00%
575 Oakmont Pl #2703
Las Vegas NV 89109

Allen Musicant (1)        1,000,000        25.00%          17.00%
575 Oakmont Pl. #2703
Las Vegas NV 89109

Joshua Musicant             400,000        10.00%           7.00%
1855 Sherington Pl.
#M-102
Newport Beach, CA 92663

Wallapha Saipreecha         400,000        10.00%           7.00%
575 Oakmont Pl #2703
Las Vegas NV 89109

Michael Fischella           300,000         8.00%           5.00%
1855 Sherington Pl.
#M-102
Newport Beach, CA 92663

Nick Fischella              300,000         8.00%           5.00%
1855 Sherington Pl.
#M-102
Newport Beach, CA 92663

Jammie Tibbs                250,000         6.00%           4.00%
2399 E. Bengal Blvd.
Salt Lake City UT 84121

Dustin Graves               200,000         5.00%           3.00%
1533 Jamestown Dr.
Salt Lake City UT 84121
______________________

Officers and Directors    2,000,000        50.00%          34.00%
as a Group (2 persons)

(1)   Also an officer and director
(2)   All share ownership is direct
(3)   Assuming sale of all 2,000,000 shares

     To the best of our knowledge, there are no contractual arrangements or pledges our securities which may at a subsequent date result in a change of our control.

     Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person. Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person. At the present time there are no outstanding options, warrants or conversion privileges for any or our existing or proposed securities.

                    DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 60,000,000 shares: 50,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, par value $0.001. We are offering only common shares in this offering.

Preferred stock
---------------

    We have no outstanding preferred shares and we have not established any series or class of preferred shares. Our preferred stock may be issued from time to time in one or more series. Our board of directors has the authority to designate the rights and preferences of our preferred shares in one or more classes or series and with respect to each such class or series to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

Common stock
------------

     We have 4,000,000 shares of our common stock currently issued and outstanding. All common shares have equal voting rights and are not assessable. Voting rights are not cumulative. The holders of more than 50% of the voting stock could, if they chose to do so, elect all of the directors. Upon liquidation, dissolution or winding up of Java Express, Inc. and after the payment of liabilities and satisfaction of all claims our assets will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any additional securities and they have no right to require us to redeem or purchase their shares. The shares of common stock presently outstanding are, and the shares of common stock which may be sold in future will be upon issuance, fully paid and nonassessable.

     Holders of our common stock are entitled to share equally in dividends when, as and if declared by the board of directors, out of funds legally available for that purpose after payment of any dividends to the holders of our preferred stock. (There are no preferred shares currently issued). We have not paid any cash dividends on our common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

Change in control provisions
----------------------------

     There are no provisions in our charter or bylaws that would delay, defer or prevent a change in our control.

                             EXPERTS

     The financial statements as of March 31, 2002 and for the periods then ended included in this prospectus have been audited by Robison Hill and Company, independent public accountants, as stated in his report appearing herein and have been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing. Our fiscal year end is March 31.

     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                    SECURITIES ACT LIABILITIES

     Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons according to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is unenforceable.

     In the event a claim for indemnification against such liabilities other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being sold in this offering, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

             ORGANIZATION WITHIN THE LAST FIVE YEARS

    No promoters have been involved with Java Express, Inc. either directly or indirectly since its inception on December 14, 2001 other than our officers/director.

                     DESCRIPTION OF BUSINESS

Introduction
------------

     We are a newly formed, developmental stage company with no revenues, and we have not yet engaged in our proposed business. Our business purpose is selling coffee and other related items from retail coffee shop locations to the general public. Our initial business plan is to open a "walk-up" coffee kiosk on the Las Vegas strip or other suitable location in that vicinity. Our officers and directors have had some limited prior experience in our proposed business, as well as experience in numerous unrelated businesses. From their personal experience over the years, management believes that the establishment of a new retail coffee kiosk at an appropriate location may be a successful business venture. A brief discussion of our management's plans follows.

Our product and its market: the Java Express Walk-Up Coffee Kiosk
-----------------------------------------------------------------

     Kiosk design

     It is our intention to identify an appropriate business location, secure a lease of the property upon which the coffee kiosk is to be located, and then construct the proposed retail coffee kiosk on the property, following the successful completion of this securities offering. Our proposed business is to operate the specialty coffee kiosk in a major foot traffic location. After this offering has been completed, we believe it will take approximately one or two months to complete site selection and obtain a lease, and another approximately one to two months to complete construction and furnishing of our proposed kiosk and to hire and train employees before the coffee kiosk will begin its operations.

     We have had a reputable kiosk manufacturer design, draft and complete detailed working drawings or blue prints of a proposed retail coffee kiosk. The manufacturer was selected for its experience in building many other kiosks found in shopping malls, theme parks and sports arenas nationwide.

     By their nature of operation, kiosks are confined in space. The efficiency of design is critical. Our design provides for an order area and cash register on each side of the kiosk for better traffic flow and operational efficiency. These principles, when incorporated into a comprehensive set of plans, can be used at other similar locations. Our initial plan is to construct a retail coffee kiosk at one location. In the event that the initial coffee kiosk is successful, then we may attempt to expand our business by adding additional kiosks at other locations in the future. Should this occur, we believe our architectural plans may be used for future locations with minor expense for modifications to suit each retail site.

     We believe that practical considerations in the design process as well as the importance of planning in design for efficient operation have been addressed. Another consideration in constructing a coffee kiosk is the appropriate blending of the kiosk structure within existing retail locations. We believe our design for our retail coffee kiosk is one which will be acceptable in a variety of locations. Management believes our proposed structure is architecturally pleasing in its design, physical aspects and practical application. We believe our proposed structure enhances and beautifies the site location and will be a welcome addition to the retail area selected.

     We believe the growth and vitality of the Las Vegas area will enhance our growth opportunities and chances for a successful retail operation.
Management believes that as population grows in a given area there is additional economic room for competing businesses to enter the market. There is no guarantee that current growth rates will continue. They may decline without warning.

     Management believes that Las Vegas has and will continue to be a good location for the successful operation of a retail coffee kiosk. Our officers and directors have substantial business contacts in the Las Vegas area and believe that this will aid us in our business efforts.

     Critical site location

     We believe the location selected for our retail coffee kiosk will be crucial to our success. Our site selection study was performed our president Lance Musicant. It focused on foot traffic patterns in and around the Las Vegas strip area. We are looking at several site locations which are available forlease and which meet our search criteria including locations within casino/hotels and outside the hotels. We are concentrating our location search to the southwest area of the Las Vegas strip between Mandelay Bay Resort Casino and the Treasure Island Hotel and Casino. Once we select a site, we will attempt to negotiate a suitable lease of the location upon which to set up our coffee kiosk. If we are unable to negotiate acceptable lease terms with the property owner, we will seek an alternate site. No assurance can be given that we will be able to secure acceptable lease terms on a suitable site.

     Foot Traffic flow

     Our number one targeted traffic flow is for evening and late night gamblers and spectators walking between hotels and special events.

     Optimum sales hours

     Through our research and study of other kiosk operations in our targeted area we believe peak revenue hours during weekdays will be the night hours, specifically from 9 p.m. through 1:00 a.m. We believe we will be able to identify and respond quickly to demand changes and traffic volume flow with regards to labor and product supply.

     Weekend business

     Through our research and by observing other kiosk businesses, we believe that business during weekend business hours will be fairly constant, and potentially greater than during week days.

     Our proposed site search area often enjoys a significant increase in foot traffic flow of during weekends due to many new entertainment shows and special engagements usually are scheduled for Friday and Saturday nights. These weekend shows bring in not only out of state visitors but many local residents as well.

     Seasonal trends and Holidays have a direct effect on increased numbers of potential customers from both local, national, and international foot traffic. However, there is no guarantee of any substantial business coming from patrons of Las Vegas hotels and casinos during any seasonal time of year.

     Financing

     We are dependent upon raising capital through this offering to commence our proposed business. We believe equity financing is in our best interest to enhance our prospects for success. Our assets are extremely limited, and we do not anticipate that we will be able to secure a lease on suitable property, construct the proposed coffee kiosk and commence active business operations without the proceeds from this offering. We have no significant debt at present and we have no plans to acquire debt in the immediate future. However, there is no assurance that we will not acquire debt in the future, and may require infusions of cash from time to time through equity or debt.

     Property lease for proposed site location

     We do not plan to purchase real property for our proposed retail coffee kiosk. We believe leasing property for our proposed project is preferable since it will allow us to commence business with a smaller capital investment. We have identified several properties which we believe are suitable for our proposed retail location and we have had lease discussions with the owner of one possible property location. We will be thorough in our due diligence research to attempt to verify that any location we lease will have all contracts and agreements reviewed by our legal counsel.

     Construction phase

     After completion of this offering, and once we have obtained a lease on a suitable location, the construction phase of our business plan will begin. This will involve obtaining necessary governmental licenses and operational permits, etc., and building the actual coffee kiosk. We have received estimates to build from a reputable and bonded manufacturer local to the Las Vegas area for approximately $40,000 to complete our proposed retail coffee kiosk per the architectural plans submitted to the manufacturer by us. As we move closer to successful completion of this offering we plan to finalize the construction contract with which we have received a bid.

     Construction: time to completion

     We believe, based on discussions with the manufacturer that a realistic time to complete our construction and to commence business is 90-120 days from the date construction is commenced. However, construction projects can be delayed or stopped indefinitely for many reasons not within our control; specifically but not limited to acts of God, adverse weather conditions, labor strikes, changes in government regulation and law, etc. We can not guarantee timely completion of our proposed coffee kiosk business.

     Construction phase: completion

     Upon completion of the construction phase of our planned coffee kiosk, we intend to hire staff, train new employees, begin to advertise and commence business at our new facility.

     Attracting experienced employees

     Management has interviewed potential employees with prior work experience from other retail coffee shop locations. We believe we will be able to attract experienced and competent labor to fill required positions at appropriate wage and expense levels when and if our business requires it. Initially our kiosk will be managed and run by Lance Musicant, an officer/director.

     Proposed products

     We plan to offer a select range of appropriate premium products at our proposed retail coffee kiosk. Our proposed coffee kiosk should be classified as a "specialty" retailer since our proposed products differ from a common "coffee shop". Our primary customers will arrive at our location as retail foot traffic. It is in our interests and the customers' desires to facilitate sales as efficiently and as quickly as possible. We have fashioned our proposed products and designed our proposed building and necessary equipment accordingly. Our proposed products will be accentuated to demand and time of day. Specifically, coffee and specialty coffee products will be the base mainstay of our proposed product line.

     Beverages

     We propose that our beverages will include decaffeinated and caffeinated freshly ground whole bean coffees of different and assorted flavors; specialty coffee drinks including cappuccino, latte, breve, espresso, mocha lattes and breves, iced coffee products, flavored additives including low calorie milk; teas of various flavors and origins including caffeinated and herbal, hot chocolate, bottled mineral water, and select bottled flavored soft drinks.

     Baked products

     We plan to offer a delicious line of freshly baked pastries, rolls, cakes and cookies as well as traditional specialty coffee shop pastries such as biscotti and Italian pastries. We plan to remain vigilant and attentive to customers' desires regarding products we will offer in the future and seasonally. We believe we will be able to react quickly to changing product demand. However, there is no assurance that we will be accurate in assessing customer demand for specific products or that we will be successful in marketing those products profitably.

      Seasonality of product mix

      The Las Vegas area has four generally distinct seasons which must be observed in relation to seasonally changing customer demands in product desires and seasonally changing customer habits.

      National statistics indicate that consumption of coffee in North
America varies with the seasons of the year. However, these statistics may be misleading as they do not differentiate between all coffee consumed and specialty coffee and related products consumed. Through our observations and study efforts, we believe there is a difference in coffee and coffee products consumption trends on a seasonal basis in the Las Vegas area. We also believe that while general coffee consumption fluctuates seasonally, the consumption of specialty coffee drinks fluctuates seasonally as well. As an example, during warmer weather regular patrons of our competitors' stores consume more iced coffee beverages than they normally would in the colder months.

Product suppliers
-----------------

     We will have access to numerous suppliers of our proposed products. None of our proposed products are rare or in short supply at this time. We do not foresee becoming dependent upon one or a few suppliers for delivery and procurement of our proposed products. Our proposed products are not classified as critical or special and are not rare or exotic. Coffee fluctuates in price as any commodity does through the natural forces of supply and demand.

     For our price forecasts of supplies we use long term price trends and posted average yearly prices of the commodities we propose to utilize. For our proposed specialty baked goods there are a number of suppliers in the Las Vegas area. We intend to use specific suppliers on a trial basis, but will be on a constant search for more cost efficient suppliers.

Marketing and distribution methods
----------------------------------

        Customer incentives. We plan to offer customers incentives to become regular patrons of our kiosk. These incentives may include but not be limited to competitive pricing, a coffee punch card and consistent quality products.

        Competitive pricing. Competitive pricing of our proposed products relative to competitors' products will be important to our success. We have observed that local pricing of related specialty coffee products in the Las Vegas area are higher than in the Seattle, Washington area where competition is brisk and vibrant, and the number of specialty coffee stores is much higher than in the Las Vegas area. We believe that specialty coffee stores in the Las Vegas area are enjoying a higher profit margin on their product offerings than they would if there were more stores competing, as evidenced in the Seattle area. We have no plans to slash prices upon entering the specialty coffee retail industry in the Las Vegas area. However, we believe there is room to discount prices below that of our competition; at least in the beginning weeks of our initial debut in the market. Also, we feel that as more competition enters the specialty coffee market profit margins may decline.

       Consistent quality products. We believe the best incentive to customer loyalty is consistent quality products at fair competitive prices. We believe that many of our proposed customers will patronize our coffee kiosk only once per day in the even while walking between hotel/casinos. It is extremely important to us that we can deliver a consistent quality product to that customer every evening. Consistent quality, convenience and fair competitive pricing are universal and historical reasons customers return to retail establishments. We believe we must deliver our customers these qualities to succeed.

Possible future business expansion
----------------------------------

     In the event our initial kiosk is successful, and provided that we are able to obtain additional required financing, we plan to expand our number of
retail specialty coffee kiosks the Las Vegas area.   This may include
expanding outside of the Las Vegas area to other potentially suitable locations.

     We believe we can benefit from economies of scale in purchasing products in volume for multiple kiosk locations while the kiosks in this described area would be considered clustered with regard to close proximity of each other for delivery, service and management considerations. We also believe we may benefit from increased brand name recognition and customer loyalty by expanding. Our expansion plan includes utilizing multiple location leases to secure better terms for each site location. However, no assurance can be given that our business will be profitable and that we will be able to expand to additional locations.

     Assuming our proposed business is profitable, and we are able to expand profitability in the Las Vegas area, then we could expand further on a regional basis. Any regional expansion would commence only when we believe such expansion is appropriate. The factors we deem important in this decision will include, but not be limited to, the following factors:

     . the profitability of our then existing establishment(s);
     . our ability to acquire additional financing needed for expansion;
     . our ability to acquire acceptable leasehold interests in suitable site locations;
     . national and regional economic considerations such as interest rates, unemployment rates, population growth and economic health of any and all potential expansion areas.

Capital requirements for expansion of business
----------------------------------------------

     In our discretion, we may seek capital for expansion or other business purposes through different sources including, but not limited to:

     . capital markets in the form of equity financing or debt financing;
     . mergers and/or acquisitions; and
     . strategic relationships with other companies including, but not limited to, our competition.

     We presently have no commitment for any such financing, and we can give no assurance that we will be able to obtain any additional financing.

Competitive business conditions/Methods of competition
------------------------------------------------------

     Competition in the specialty coffee industry can be intense. There is significant competition in the Las Vegas area, but it is not as intense as it is in other areas of the country where there are more specialty coffee stores densely located, and where prices are lower. All of our present competitors are established, operating and have loyal clientele returning to their stores repeatedly to buy their products. Some of our competitors have a multiple year operating history and have a distinct competitive advantage over our planned entry into the specialty retail coffee industry within the Las Vegas area. We will compete directly with companies which have substantially greater financial resources, experience and marketing organizations than we do.

     If we fail to successfully promote and develop an awareness of our Java Express brand name, or encounter legal obstacles which prevent our continued use of our brand name, our revenues and the value of your investment could be materially adversely affected. We believe that building awareness of our brand name is critical to achieving acceptance of our business. Brand recognition is a key differentiating factor among specialty coffee houses. In order to build and maintain brand awareness, we must succeed in our marketing efforts, and provide high quality services and products. Failure to successfully build and maintain awareness of our brand name could reduce the value of your investment.

     We will be competing with both full service coffee stores and walk-up kiosks. Some or our competitors have both types of retail outlet; some have only stores and some have only kiosks. Many or all of our competitors have their stores located in competitively viable locations within Las Vegas.
These economically viable locations and their customers' familiarity with their locations are a real competitive advantage over our proposed entry into the retail specialty coffee business in the Las Vegas area. Some or all of our competitors enjoy name brand recognition associated with the products they
offer their customers.   One competitor is Starbucks Coffee Company
Incorporated which enjoys the benefits of a national name brand. It operates numerous locations in the Las Vegas area and is aggressively pursuing kiosk locations.

     Following is a list describing the number of stores/kiosks of many of our competitors located within or near our proposed site search area:


                            LAS VEGAS AREA      LAS VEGAS AREA
NAME                       NUMBER OF STORES     NUMBER OF WALK UP KIOSK
------------------------- --------------------- -----------------------
Coffee Bean and Tea Leaf           2                  3
Espresso Roma                      1                  0
Grind A Lot                        1                  0
Jitters Gourmet Coffee & Cake      9                  3
Perk Place                         0                  1
Seattle's Best                     0                  5
Starbucks(R) Coffee Company Inc.   28                 9

     There are also an additional 7 miscellaneous coffee house names with only one kiosk in the Las Vegas area; and 15 miscellaneous full service coffee houses with one store in the Las Vegas area.

     We recognize that we will face substantial competition in establishing our proposed retail coffee kiosk in the Las Vegas area. We believe we will be able to compete successfully. We intend to compete on the basis of price, quality of products, and product mix, as well as by using a walk-up kiosk design which gives customers convenience. However there is no guarantee or assurance we will be able to successfully compete or survive financially given the competition that exists, in the specialty coffee retail environment within the Las Vegas area, especially due to the fact that our major competitors are aggressively pursuing this market. Starbucks already has 9 walk-up kiosks and 28 stores in the area.

Milestones
----------

     We have set the following milestones to effect our business plan.

   Event                                      Date
   -----                                      ----
   *   Complete sale of offering              3-6 mos. from effective date

   *   Continue to research competitive       Now and through completion of
       competitive conditions for coffee      offering
       kiosks in Las Vegas area as well
       as availability of lease space
       and equipment

   *   Acquire lease/begin kiosk              Upon receipt of 25%-50% proceeds

   *   Complete Kiosk                         After completion of offering

   *   Begin operating kiosk and              Upon completion of kiosk (within
       testing sales at initial location      12 months of close of offering)

   *   Hire personnel, if warranted           Within 6-12 months of opening

   *   Begin search for additional            Once revenues are achieved from
       Kiosk locations                        operations and a determination
                                              can be made on potential

Dependence on one or more major customers
-----------------------------------------

     As we have not begun operations, we are not dependent on one or more major customers; because we will be a walk up kiosk, once we begin operating our initial kiosk, we will be dependent on one relatively small locale to provide us with customers.

Patents, trademarks, license, franchises, concessions, royalty agreements
-------------------------------------------------------------------------

     None.

Need for government approval
----------------------------

     There are no special federal, state or local laws regulating the proposed type of general business retailing that we plan to engage in and there are no special licenses or permits required other than a general business license and public health certificate for food handling which we will obtain. We intend to apply for a general business license in the near future, and we intend to apply for a public health certificate for food handling prior to opening the kiosk for business.

Effects of existing regulations
-------------------------------

      Other than maintaining the good standing of our corporation, complying with applicable local business licensing requirements, complying with laws, rules and regulations relating to food handling businesses, preparing our periodic reports under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and complying with other applicable securities laws, rules and regulations as set forth above, we do not believe that existing or probable governmental regulations will have a material effect on our operations. We are not aware of any new proposed probable governmental regulations that will have a material effect on our proposed operations.

Cost and effect of compliance with environmental laws
-----------------------------------------------------

     There are no environmental laws that materially impact our business.

Research and development expenses
---------------------------------

     Other than organizational expenses, we have spent $14,579 since inception on developing our business plan, mostly for consulting, marketing research and writing the plan.

Reports to shareholders
-----------------------

     We have filed with the Securities and Exchange Commission, a Registration Statement on Form SB-2, SEC File No. 333-87108 , under the Securities
Act of 1933 with respect to the securities offered by this prospectus. This prospectus omits certain information contained in the Registration Statement. For further information, reference is made to the Registration Statement and to the exhibits and other schedules filed therewith. Copies of the complete Registration Statement, including exhibits may be examined at the office of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, through the EDGAR database at www.sec.gov; or copies may be obtained from this office on payment of the usual fees for reproduction. Following the effective date of the prospectus, we will be required to comply with the reporting requirements of the Securities and Exchange Act of 1934.
We will file annual, quarterly and other reports with the Securities and Exchange Commission which will also be available at www.sec.gov

Employees
---------

     We have no employees at this time. Our officers and directors currently perform any necessary services; they will continue to provide services to our company following completion of the offering. Mr. Lance Musicant intends to devote most of his time to our business through the construction phase and through approximately the first six months of the kiosk's operations. He anticipates that he will then reduce his time commitment to approximately 20 hours per week. Mr. Allen Musicant intends to devote approximately 10-15 hours per week to our business during the construction phase and through the first six month's of the kiosk's operations. He anticipates that his time commitment will then decrease to approximately 5 hours per week. We may hire one of more full or part time employees for the coffee kiosk if warranted.

     In the event that our business is successful and we are able to increase the number of our kiosk locations, then Messrs. Lance and Allen Musicant may increase their respective time commitments or we may elect to hire personnel. Neither of the Messrs. Musicants have a written employment agreement with us.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview
--------

     We are a development stage company formed on December 14, 2001, to engage in the retail coffee kiosk business. Specifically, we intend to obtain a lease on real property in Las Vegas, Nevada, construct a kiosk coffee stand and develop the associated site location of our proposed retail coffee kiosk business per our kiosk design plans. We will then commence operation of the proposed business. If our first kiosk is successful, we intend to expand and compete vigorously in the specialty coffee industry within the Las Vegas area.

Plan of operation
-----------------

    Our activities to date have been limited to our formation, property site study, the completion of a private placement of 4,000,000 shares of our common stock to our ten initial stockholders for $53,079, and the preparation of this offering.

     Presently our liquid resources are sufficient to pay all of the costs of this offering and to pay for a portion of the development costs of our proposed business. We are, however, dependent on a successful completion of this offering to obtain the funding to implement our business plan. Our auditors have issued a "going concern" opinion in Note 3 of our audited financial statements which forms a part of this prospectus, indicating that we do not have an established source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. It is our intent to complete this offering to provide us with the funds to build and operate a coffee kiosk business.

     To the extent we are able to obtain substantial capital for our use and purposes from this offering, we will be able to move out of the planning and pre-implementation stage and proceed with our business plan.

     During the next 12 months, our plan of operation consists of the following:

     . Attempt to raise $100,000 in this offering;
     . Acquire a lease on suitable property within the proposed site area;
     . Construct the proposed coffee kiosk and other related improvements on the site which is eventually selected;
     . Adequately furnish the coffee kiosk with equipment necessary to the business;
     . Commence business operations;
     . Work towards making the business profitable; and . Hire and train additional employees if warranted.

     Together with existing funds, the net proceeds from the sale of the offering as outlined within this prospectus, we believe we will have sufficient working capital to meet anticipated capital needs for the next 12 months. After that, additional funds will need to be generated either from internal operations or obtained from equity or debt financing, for which we have no commitments.

     Since we can provide no assurance that our efforts in this offering will be successful, we intend to actively pursue other financing or funding opportunities. Agreements for these types of financing arrangements will only be entered into if, in our opinion, they provide a less expensive and/or more stable form of financing or funding.

                     DESCRIPTION OF PROPERTY

    At the present time we have no property although we expect to lease property in Las Vegas for our coffee kiosk immediately upon completion of the offering. We also intend to pay $500 per month rent to Lance Musicant (president and CEO) for the use of office space in his home once we begin operations.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with management and others
---------------------------------------

     There have been no transactions, series of similar transactions, currently proposed transactions, or series of currently proposed similar transactions, to which we were or are to be a party, in which the amount involved exceeded $60,000 and in which any director or executive officer, or any security holder who is known to us to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

Purchase of common stock
------------------------

     Both of our current executive officers, and eight other principal shareholders acquired "unregistered" and "restricted" shares of our common stock: 2,000,000 were acquired at inception in December 2001 by our two officers, and 2,000,000 were acquired in March 2002 in a private placement by eight other individuals. The 4,000,000 common shares were purchased by our ten current shareholders for $53,079.

Office rent/services by Lance Musicant
--------------------------------------

     We will pay rent of $500.00 per month for office space which is in the residence of Lance Musicant and consists of one room with approximately 300 square feet and a telephone. Mr. Musicant has agreed to the use of his residence until such time as we require additional office space. In addition, Mr. Musicant has agreed to defer these payments if we do not receive maximum proceeds in this offering. He will receive full payment if 100% of proceeds are received. Mr. Musicant will receive any deferred portions when and if we begin realizing revenues from operations. We have also agreed to compensate Lance Musicant $1,000 per month from the offering proceeds (if maximum proceeds are received) for overseeing the establishment and management of our initial kiosk; if less than maximum proceeds are received, Lance Musicant will defer such compensation until a later date. Once revenues from operations are generated, Lance Musicant may receive additional compensation at the discretion of our sole director who is also Lance Musicant. Such compensation may be based on an hourly rate or a percentage of profits or both.

Resolving conflicts of interest
-------------------------------

    Our directors must disclose all conflicts of interest and all corporate opportunities to the entire board of directors; currently, however, we have only one director. Any transaction involving a conflict of interest engaged in by Java Express, Inc. shall be on terms not less favorable than that which could be obtained from an unrelated third party.

Transactions with promoters
---------------------------

     We have no promoters other than our two officers to the extent that such individuals are founders and organizers and able to direct our business operations. There have been no material transactions, series of similar transactions, currently proposed transactions, or series of currently proposed similar transactions, to which we were or are to be a party, in which any promoter or founder, or any member of the immediate family of any of the foregoing persons, had a material interest, other than those transactions discussed above.

     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No market for our shares
------------------------

     As of the date of this prospectus and for the foreseeable future there is no public or private market for our common shares. Nor is there any assurance that a trading market will ever develop, or, if developed, that it will be sustained. A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resales. Furthermore, the shares are not marginal and it is unlikely that a lending institution would accept the shares as collateral for a loan. In the event there is no market for our shares, you could suffer a total loss of all monies paid to us for your shares. No assurance can be given that we will be able to successfully complete this initial public offering of our common stock and develop and sustain a public market for our common stock.

Effect of Penny Stock Reform Act and Rule 15g-9
-----------------------------------------------

     The shares will be subject to the Penny Stock Reform Act which may affect your ability to sell your shares in any secondary market.

       (a) Penny Stock Reform Act. In October 1990 Congress enacted the Penny Stock Reform Act of 1990 to counter fraudulent practices common in penny stock transactions. Under Rule 3a51-1 of the Exchange Act a security will be defined as a "penny stock" unless it is:

       .     listed on approved national securities exchanges;
       .     a security registered or approved for registration and traded on a national securities exchange that meets specific guidelines, where the trade is effected through the facilities of that national exchange;
       .     a security listed on NASDAQ;
       .     a security of an issuer that meets minimum financial
             requirements; or
       .     a security with a price of at least $5.00 per share in the transaction in question or that has a bid quotation, as defined in the Rule, of at least $5.00 per share.

     Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.

     In addition, the penny stock rules generally require that, prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. We anticipate that following a successful completion of this offering, our shares of common stock will be subject to the penny stock rules.

     Under the Penny Stock Reform Act, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects involved in the market for penny stocks as well as specific information about the subject security and the transaction involving the purchase and sale of that security. Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the subject security. These added disclosure requirements will most likely negatively affect the ability of purchasers herein to sell their securities in any secondary market.

          (b) Rule 15g-9 promulgated under the Exchange Act imposes additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may also affect the ability of purchasers in this offering to sell their securities in any secondary market.

Possible issuance of additional securities
------------------------------------------

    We may need additional financing to grow our proposed business. If we are able to raise additional funds and we do so by issuing equity securities, you may experience significant dilution of your ownership interest and holders of the new securities issued may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

Other provisions
----------------

    Our company's legal council has determined our shares of common stock offered by this prospectus, when issued, will be duly and validly issued, fully paid and nonassessable.

     You will have no preemptive rights with respect to any shares of our capital stock or any other securities convertible into our common stock or rights or options to purchase any such shares.

Shares subject to conversion
----------------------------

     There are no shares reserved for issuance pursuant to outstanding warrants or options, nor are there currently any outstanding warrants/options.

Shares subject to Rule 144
--------------------------

     All of our currently outstanding shares, 4,000,000 common shares, are "restricted or control securities". The shares may be sold in compliance with the requirements of Rule 144, after a minimum one year holding period has been met. All of the common shares held by the officers, directors and principal shareholders, were issued on December 15, 2001 (2,000,000 shares) and March 25, 2002 (2,000,000 shares), respectively. The shares will be eligible for resale under Rule 144 one year from the date of issuance, provided a public market for the shares exists, and provided all of the applicable terms and provisions of Rule 144 are met. These terms and provisions include, but are not limited to:

    . the requirement that we are in compliance with our reporting obligations under the Securities Exchange Act of 1934;

    . that sales be conducted in unsolicited transactions through a broker/dealer;

    . that certain sales volume limitations be met during any three month period (sales for each officer and director are limited to an amount which is equal to not more than 1% of our total issued shares and outstanding shares in any three month period); and

    .  that a Form 144 reporting the transaction be filed with the SEC.

    Officers/directors became subject to the resale restrictions on their 2,000,000 shares on December 15, 2001 and are subject to the resale provisions of Rule 144 for a minimum of two years from that date and for as long as they are affiliated with us. The additional eight shareholders became subject to resale provisions on their aggregate 2,000,000 shares on March 25, 2002 for a minimum of two years and for so long as they remain "affiliates" as that term is defined under Rule 144.

NASD OTC Bulletin Board/Bulletin Board Exchange
-----------------------------------------------

     We intend to apply to have our shares cleared for trading on the NASD Over the Counter Bulletin Board (OTCBB). We have not, as of the date of this prospectus, approached any broker-dealer regarding application for listing on the OTCBB nor do we have a proposed symbol. In addition, pending SEC approval, the OTCBB will be phasing out and a new NASD Bulletin Board Exchange
(BBX) is being established. Enhanced listing requirements of the BBX may adversely impact our ability clear for trading on that exchange when and if application is made.

Holders
-------

     We currently have only 10 shareholders.

Dividends
---------

      We have never paid dividends on our common stock. The Board of Directors presently intends to pursue a policy of retaining earnings, if any, for use in our operations and to finance expansion of our business. Any declaration and payment of dividends in the future, of which there can be no assurance, will be determined by our Board of Directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors. There are presently no dividends which are accrued or owing with respect to our outstanding stock. No assurance can be given that dividends will ever be declared or paid on our common stock in the future.

                      EXECUTIVE COMPENSATION

      As of the date of this prospectus, none of our officers or directors have received any cash compensation nor have our officers and directors received any other type of compensation in the form of restricted stock awards, options or other long or short term compensation. Lance Musicant, our president and CEO will receive $1,000 per month for managing our coffee kiosk upon completion of our offering; he will receive additional compensation from cash flows from operations at the discretion of the Board of Directors, when and if we begin realizing revenues.


          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

     We have not had any changes in or disagreements with our accountant.

                       FINANCIAL STATEMENTS

     Our audited financial statements for the period from inception on December 14, 2001 through March 31, 2002 begin on the next page.

                        JAVA EXPRESS, INC.
                  (A Development Stage Company)

                               -:-

                   INDEPENDENT AUDITOR'S REPORT

                          MARCH 31, 2002

                             CONTENTS


                                                                         Page

Independent Auditor's Report............................................F - 1

Balance Sheet
  March 31, 2002........................................................F - 2

Statements of Operations for the
  Period December 14, 2001 (inception) to March 31, 2002................F - 3

Statement of Stockholders' Equity
  Since December 14, 2001 (inception) to March 31, 2002.................F - 4

Statements of Cash Flows for the
 Period December 14, 2001 (inception) to March 31, 2002.................F - 5

Notes to Financial Statements...........................................F - 6

                                                 RH
-----------------------------------------------------------------------------
ROBISON, HILL & CO.                              Certified Public Accountants
A PROFESSIONAL CORPORATION







                   INDEPENDENT AUDITOR'S REPORT


Java Express, Inc.
(A Development Stage Company)


     We have audited the accompanying balance sheet of Java Express, Inc. (a development stage company) as of March 31, 2002, and the related statements of operations and cash flows for the period December 14, 2001 (inception) to March 31, 2002, and the statement of stockholders' equity since December 14, 2001 (inception) to March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Java Express, Inc. (a development stage company) as of March 31, 2002 and the results of its operations and its cash flows for the period from December 14, 2001 (inception) to March 31, 2002 in conformity with accounting principles generally accepted in the United States of America.



                                     Respectfully submitted



                                     /s/ Robison, Hill & Co.
                                     Certified Public Accountants

Salt Lake City, Utah
April 15, 2002

1366 East Murray-Holladay Road, Salt Lake City, Utah 84117

                        JAVA EXPRESS, INC.
                  (A Development Stage Company)
                          BALANCE SHEETS




                                                            March 31,
                                                              2002
                                                         -------------

ASSETS:
Current Assets:
 Cash & Cash Equivalents                                 $     32,619
                                                         -------------

Fixed Assets:
 Equipment                                                      6,000
 Less Accumulated Depreciation                                   (119)
                                                         -------------
   Net Fixed Assets                                             5,881
                                                         -------------

   Total Assets                                          $     38,500
                                                         =============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities:                                             $          -
                                                         -------------
Stockholders' Equity:
 Preferred Stock, Par value $.001
  Authorized 10,000,000 shares
  No shares issued at March 31, 2002                                -
 Common Stock, Par value $.001
  Authorized 50,000,000 shares,
  Issued 4,000,000 shares at March 31, 2002                     4,000
 Paid-In Capital                                               49,079
 Deficit Accumulated During Development Stage                 (14,579)
                                                         -------------

   Total Stockholders' Equity                                  38,500
                                                         -------------

   Total Liabilities and Stockholders' Equity            $     38,500
                                                         =============




The accompanying notes are an integral part of these financial statements.

                        JAVA EXPRESS, INC.
                  (A Development Stage Company)
                     STATEMENTS OF OPERATIONS



                                                                 Cumulative
                                                                 since
                                                For the Period   December 14,
                                                December 14,     2001
                                                2001 (inception) Inception of
                                                to March 31,     Development
                                                2002             Stage
                                                ---------------  -------------

Revenues:                                       $            -   $          -
                                                ---------------  -------------
Expenses:
   General & Administrative                             14,579         14,579
                                                ---------------  -------------

Operating Loss                                         (14,579)       (14,579)

Other Income (Expense):
   Interest                                                  -              -
                                                ---------------  -------------

Loss Before Income Taxes                               (14,579)       (14,579)
   Income Taxes                                              -              -

                                                ---------------  -------------

     Net Loss                                   $      (14,579)  $    (14,579)
                                                ===============  =============

Basic & Diluted loss per share                  $        (0.01)
                                                ===============















The accompanying notes are an integral part of these financial statements.

                        JAVA EXPRESS, INC.
                  (A Development Stage Company)
                STATEMENT OF STOCKHOLDERS' EQUITY
      SINCE DECEMBER 14, 2001 (INCEPTION) TO MARCH 31, 2002

                                                                    Deficit
                                                                  Accumulated
                                                                     Since
                                                                  December 14,
                                                                     2001
                                                                  Inception of
                                Common Stock          Paid-In     Development
                           Shares       Par Value     Capital        Stage
                        ------------- ------------ ------------- -------------
Balance at
 December 14, 2001
 (inception)                       -  $          - $          -  $          -

December 15, 2001,
 Common Stock Issued
  for Cash                 2,000,000         2,000       21,108             -

March 25, 2002, Common
 Stock Issued for Cash     2,000,000         2,000       27,971             -

Net Loss                           -             -            -       (14,579)
                        ------------- ------------- ------------ -------------
Balance at
 March 31, 2002            4,000,000  $      4,000  $    49,079  $    (14,579)
                        ============= ============= ============ =============








The accompanying notes are an integral part of these financial statements.

                        JAVA EXPRESS, INC.
                  (A Development Stage Company)
                     STATEMENTS OF CASH FLOWS


                                                                 Cumulative
                                                                 since
                                                For the Period   December 14,
                                                December 14,     2001
                                                2001 (inception) Inception of
                                                to March 31,     Development
                                                2002             Stage
                                                ---------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                        $      (14,579)  $    (14,579)
Adjustments to Reconcile Net Loss to Net
 Cash Used in Operating Activities:
   Depreciation                                            119            119
                                                ---------------  -------------

   Net Cash Used in Operating Activities               (14,460)       (14,460)
                                                ---------------  -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Equipment                                   (6,000)        (6,000)
                                                ---------------  -------------

   Net cash provided by Investing Activities            (6,000)        (6,000)
                                                ---------------  -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Issuance of Common Stock                  53,079         53,079
                                                ---------------  -------------

    Net Cash Provided by Financing Activities           53,079         53,079
                                                ---------------  -------------

    Net (Decrease) Increase in Cash
    and Cash Equivalents                                32,619         32,619

    Cash and Cash Equivalents at
    Beginning of Period                                      -              -
                                                ---------------  -------------

    Cash and Cash Equivalents at End of Period  $       32,619   $     32,619
                                                ===============  =============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                      $            -   $          -
  Franchise and income taxes                    $            -   $          -


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES: None






The accompanying notes are an integral part of these financial statements.

                        JAVA EXPRESS, INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM DECEMBER 14, 2001 TO MARCH 31, 2002


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of accounting policies for Java Express, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization and Basis of Presentation
--------------------------------------

     The Company was incorporated under the laws of the State of Nevada on December 14, 2001. The Company's fiscal year end is March 31. Since December 14, 2001, the Company is in the development stage, and has not commenced planned principal operations.

Nature of Business
------------------

     The Company has no products or services as of March 31, 2002. The Company was organized to develop and market coffee through a retail coffee kiosk-store located in Las Vegas, Nevada malls.

Cash and Cash Equivalents
-------------------------

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates
--------------------------

     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk
----------------------------

     The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits.

                        JAVA EXPRESS, INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM DECEMBER 14, 2001 TO MARCH 31, 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Property and Equipment
----------------------

     Property and equipment are stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on a straight-line basis for 7 years.

     Upon sale or other disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in the determination of income or loss.

     Expenditures for maintenance and repairs are charged to expense as incurred. Major overhauls and betterments are capitalized and depreciated over their useful lives.

     The Company identifies and records impairment losses on long-lived assets such as property and equipment when events and circumstances indicate that such assets might be impaired. The Company considers factors such as significant changes in the regulatory or business climate and projected future cash flows from the respective asset. Impairment losses are measured as the amount by which the carrying amount of intangible asset exceeds its fair value.

Loss per Share
--------------

     The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:


                                      Income         Shares      Per Share
                                     (Numerator)  (Denominator)    Amount
                                     -----------  ------------  -------------

                                        For the Period Ended March 31, 2002
                                        -----------------------------------
Basic Loss per Share
Loss to common shareholders          $  (14,579)    2,100,000   $      (0.01)
                                     ===========  ============= =============

The Company has no outstanding common stock equivalents as of March 31, 2002.

                        JAVA EXPRESS, INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM DECEMBER 14, 2001 TO MARCH 31, 2002

NOTE 2 - INCOME TAXES

     As of March 31, 2002 the Company had a net operating loss carryforward for income tax reporting purposes of approximately $14,500 that may be offset against future taxable income through 2022. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carry forwards will expire unused. Accordingly, the potential tax benefits of the loss carry forwards are offset by a valuation allowance of the same amount.

NOTE 3 - DEVELOPMENT STAGE COMPANY/ GOING CONCERN

     The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage. Continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to be successful in its planned activity, and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing, which will enable the Company to operate for the coming year.

NOTE 4 - COMMITMENTS

     As of March 31, 2002 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 5 - COMMON STOCK TRANSACTIONS

     Since its inception of December 14, 2001, 4,000,000 shares have been purchased for $.01 per share.

              Outside Back Cover Page of Prospectus

         Until ___________, 2002, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction


               ____________________________________


                         2,000,000 Shares

                        JAVA EXPRESS, INC.

                           Common stock

                     ________________________



                            PROSPECTUS

                          April __, 2002



                        Java Express, Inc.
              3960 Howard Hughes Parkway, 5th Floor
                       Las Vegas, NV 89109
                          (702) 990-3893

                            EXHIBIT A
                      Subscription Agreement

                        JAVA EXPRESS, INC.

                           Common Stock


1. SUBSCRIPTION. Effective the ____ day of_______________ , 2002, the undersigned hereby applies to purchase ______________________________(_______)
shares of the common stock of Java Express, Inc., par value $0.001, or a total purchase price of ___________________________________________________ Dollars
($_________), such purchase being made in accordance with the terms and conditions of the prospectus, dated ___________, 2002, according to which the shares have been offered to the undersigned. The undersigned understands that the minimum purchase is 100 shares. This subscription may be accepted or rejected in whole or in part by Java Express, Inc. We have the right, exercisable in our sole and absolute discretion, to accept subscriptions in any order we may determine.

2. REPRESENTATIONS BY UNDERSIGNED. The undersigned represents and warrants the following to be true and correct:

       (a)     the undersigned has received the prospectus.

       (b) the undersigned acknowledges and understands that no U.S. federal or state agency, nor any governmental agency of any other jurisdiction, has made any recommendation or endorsement of the shares;

       (c) the undersigned recognizes that Java Express, Inc. is newly formed, has no history of operations, revenues or profits and that acquisition of the shares as an investment involves a high degree of risk;

       (d) if an individual, the undersigned is 18 years of age or over and is a bona fide resident of the state set forth in the residence address which such individual has set forth below; and

       (e) all of the representations of the undersigned herein are true and accurate, and Java Express, Inc. and the officers and directors of Java Express, Inc. will and may, without further investigation, rely on such representations.

3. PAYMENT OF SUBSCRIPTION. The amount of the undersigned's subscription is set forth below and the undersigned encloses payment of such amount herewith by a check, cashier's check or wired funds transfer, payable to " Java Express, Inc." The undersigned hereby authorizes and directs the officers and directors of Java Express, Inc. to deliver this subscription agreement to Java Express, Inc. and pay the funds delivered herewith to Java Express, Inc., to the extent that the undersigned's subscription has been accepted.

     The undersigned recognizes that if the subscription is rejected in whole, the funds delivered herewith will be returned to the undersigned as soon as practicable without interest or deduction, which investment is subject to the discretion of the officers and directors of Java Express, Inc. If the undersigned's subscription is rejected in part, the funds delivered herewith will, to the extent the subscription is so rejected, be returned to the undersigned promptly without interest or deduction.

4. CONTINUING ACCURACY OF REPRESENTATIONS. The undersigned agrees to notify Java Express, Inc. immediately if any of the statements described above made herein shall become untrue. Until such notification is given, Java Express, Inc. and its officers and directors will be entitled to rely on the accuracy of the information set forth herein.

5. OWNERSHIP. The undersigned's interest will be owned and should be shown on Java Express, Inc.'s records as follows:

       Name: ___________________________________________________


6. SUBSCRIPTION QUANTITY. The undersigned does hereby subscribe for __________________________________ (____) shares of Java Express, Inc.'s common stock at a price of $.05 per Share, for a total subscription price of $______________________, which amount is enclosed. [100 shares minimum purchase]

     IN WITNESS WHEREOF, the undersigned has executed this subscription agreement.

__________________________________    __________________________________
Name of Subscriber                    Social Security or Tax I.D. Number


__________________________________    __________________________________
Name of Additional                    Social Security or Tax I.D.
Subscriber (if more than one)         Number of Additional Subscriber


__________________________________    __________________________________
Residence Address                     Mailing Address (if different from
                                      Residence Address)


__________________________________     _________________________________
City and State            Zip Code     City and State          Zip Code


__________________________________     _________________________________
Home Telephone Number & Area Code      Business Telephone Number & Area Code

Form of Ownership (Circle One):

Individual        JTROS        Tenants      Community    Custodian   Trustee
Ownership         (all         in Common    Property
                  parties      (both        (one
                  must sign)   parties      signature
                               must sign)   required)

Authorized Signature of                Authorized Signature of
Subscriber                             Additional Subscriber

__________________________________     _____________________________________

                             PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS
----------------------------------------------------------------------------

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

     Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers regarding indemnification:

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          .    By the stockholders;

          . By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

          . If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

          . If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

          . Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          . Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     Our articles do not have any specific indemnification provisions;
Article X of the our bylaws, however, provides for the following indemnification of officers and directors, employees and agents:

      SECTION 1. Action Against Party Because of Corporate Position. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. Action by or in the Right of Corporation. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees inclusive of any appeal) actually and reasonably incurred by him in connection with the defense or settlement of such claim, action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that a court of competent jurisdiction (the "Court") in which such claim, action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court shall deem proper.

     SECTION 3. Reimbursement if Successful. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any claim, action, suit or proceeding referred to in Sections 1 or 2 of this Article X, or in defense of any claims, issue or matter therein, he shall be indemnified against expenses (including attorneys fees inclusive of any appeal) actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful (on the merits or otherwise ) on any other claim, issue or matter in any such claim, action, suit or proceeding.

     SECTION 4. Authorization. Any indemnification under Sections 1 and 2 of this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or ) by the shareholders.

     SECTION 5. Advanced Reimbursement. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

     SECTION 6.  Indemnification Not Exclusive.   The indemnification provided
by this Article shall be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, rule of law, provision of the Certificate of Incorporation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity, while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Where such other provision provides broader rights of indemnification than these by-laws, said other provision shall control.

     SECTION 7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


                                             Amount
     Expense                                 Maximum
     --------------------------------------  -------------
     SEC Registration Fees                   $      9.20
     Blue Sky fees and expenses              $  1,000.00*
     Printing and shipping expenses          $  1,000.00*
     Legal fees and expenses                 $  5,000.00*
     Accounting fees and expenses            $  2,000.00*
     Transfer and miscellaneous expenses     $    990.80*
                                             -----------
     Total                                   $ 10,000.00*
                                             ===========

     * estimated

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

     The following unregistered securities were issued by Java Express, Inc.:

     On December 15, 2001 we issued 2,000,000 common shares for $21,008 to Lance Musicant and Allen Musicant as our founders and officers/directors. The transaction was effected pursuant to Section 4(2) of the Securities Act of 1933, as amended. On March 25, 2002, we issued an additional 2,000,000 common shares at an aggregate purchase price of $27,971 to eight individuals: Joshua Musicant, Wallapha Saipreecha, Michael Fischella, Nick Fischella, Jammie Tibbs, Dustin Graves, Mychelee Jensen and Kathi Kelsey. The foregoing private transactions were effected pursuant to Section 4(2) of the Securities Act of 1933, as amended, as issuances "not involving a public offering".

     We believe that each of these purchasers (i) was aware that the securities had not been registered under federal securities laws, (ii) acquired the securities for his/her/its own account for investment purposes and not with a view to or for resale in connection with any distribution for purpose of the federal securities laws, (iii) understood that the securities would need to be indefinitely held unless registered or an exemption from registration applied to a proposed disposition and (iv) was aware that the certificate representing the securities would bear a legend restricting their transfer. We believe that, in light of the foregoing, the sale of our securities to the respective acquirers did not constitute the sale of an unregistered security in violation of the federal securities laws and regulations by reason of the exemptions provided under Section 4(2) of the Securities Act, and the rules and regulations promulgated thereunder.

ITEM 27.     EXHIBITS

(A)  Exhibits

 Exhibit Number  Description
------------------  ------------
3.1                 Articles of Incorporation *
3.2                 By-laws *
5.1                 Opinion re: legality *
23.1                Consent of Independent Auditor *
23.2                Consent of Legal Counsel (Included in Exhibit 5.1) *

* Filed with the Commission with our initial Form SB-2 on April 26, 2002.

ITEM 28.    UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Java Express, Inc. hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         . Include any prospectus required by section 10(a)(3) of the Securities Act;

         . Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 242(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         . Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                 SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on May 3, 2002.

                                          JAVA EXPRESS, INC.

                                          By: /s/ Lance Musicant
                                             --------------------
                                             President, Secretary, Treasurer,
                                             Director and Chief Accounting and
                                             Financial Officer



                                52